EXHIBIT 1

                             SUBSCRIPTION AGREEMENT

                    INTERNATIONAL ASSETS HOLDING CORPORATION
                             SUBSCRIPTION AGREEMENT

                  (7% CONVERTIBLE SUBORDINATED NOTES DUE 2014)


           THIS SUBSCRIPTION AGREEMENT, dated as of March 1, 2004, by and between International Assets Holding Corporation, a Delaware corporation (the "Company"), and the signatory hereto (the "Investor" and, together with the Company, the "Parties").

                                    RECITALS:

           A. The Company has authorized the issuance of up to $12,000,000 in principal amount of its 7% Convertible Subordinated Notes due 2014 (the "Notes).

           B. The Investor desires to subscribe for and purchase from the Company certain of the Notes, subject to the terms and conditions set forth in this Agreement.

           C. The Company desires to issue to the Investor certain of the Notes, subject to the terms and conditions set forth in this Agreement.

           NOW, THEREFORE, for and in consideration of the premises and mutual covenants and obligations contained in this Agreement, the Parties hereby agree as follows:

                                   ARTICLE I

                            SUBSCRIPTION AND PURCHASE
                            -------------------------

           Section 1.1 Subscription Offer. The Investor hereby subscribes to purchase from the Company the principal amount of the Notes set forth on
Schedule 1 to this Agreement (the "Subscription Offer").

           Section 1.2 Payment for Subscription Offer. The Investor hereby agrees to deliver to the Bank of New York (the "Escrow Agent') a check payable to "International Assets Holding Corporation - Escrow Account" in an amount equal to the Subscription Offer at the time of the delivery of this Agreement to the Company. The Investor acknowledges that the funds received from the Investor will be held in escrow by the Escrow agent pursuant to the terms of the Escrow Agreement between the Escrow Agent and the Company (the "Escrow Agreement").




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           Section 1.3 Acceptance or Rejection of Subscription Offer. The
Company has the right, in its discretion, to accept or reject the Subscription Offer from the Investor in whole or in part. The Company will exercise this right within ten (10) days of the delivery of this Agreement and the check for the Subscription Price to the Escrow Agent. if the Company rejects all or a portion of the Subscription Offer, the Escrow Agent will promptly return to the Investor the portion of the Subscription Offer which has been rejected by the Investor, without interest or deduction. If the Company accepts all or a portion of the Subscription Offer, the Escrow Agent will continue to hold the funds representing the accepted portion of the Subscription Offer in escrow on the terms set forth in the Escrow Agreement.

           Section 1.4  Consummation of Sale of Notes.
                        -----------------------------

           (a) The Investor hereby acknowledges that the initial closing (the "Initial Closing") of the sale of the Notes is contingent upon the Company's receipt and acceptance of subscriptions for at least $5,000,000 in principal amount of the Notes on or before September 30, 2004.

           (b) In the event that the Subscription Offer of the Investor is received and accepted by the Company prior to the Initial Closing, the Company will consummate the sale of the Notes to the Investor at the Initial Closing. At the Initial Closing, the Company will issue Notes to the Investor in a principal amount equal to the accepted portion of the Subscription Offer (the "Purchased Notes"). The Company will promptly deliver the Purchased Notes to the Investor after the Initial Closing. The issue date of such Purchased Notes will be the date of the Initial Closing.

           (c) In the event that the Subscription Offer is received and accepted by the Company after the date of the Initial Closing, the Company will consummate the sale of the Notes to the Investor at the next closing scheduled by the Company for the sale of the Notes (the "Subsequent Closing"). At the Subsequent Closing, the Company will issue Notes to the Investor in a principal amount equal to the accepted portion of the Subscription Offer (the "Purchased Notes"). The Company will promptly deliver the Purchased Notes to the Investor after the Subsequent Closing. The issue date of such Purchased Notes will be the date of the Subsequent Closing.

           (d) In the event that the offering of the Notes terminates or expires prior to the consummation of the sale of the Notes to the Investor, then the Escrow Agent will return to the Investor the funds received from the Investor, without interest or deduction (less any amounts previously returned to the Investor).

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
                 ----------------------------------------------

           The Investor hereby represents and warrants to the Company as follows:

           Section 2.1 Power, Authority, Execution, Delivery and Enforceability. The Investor has all of the requisite power and authority to enter into this Agreement, to carry out the provisions hereof, and to acquire and hold the purchased Notes to be purchased by the Investor. The execution and delivery of



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this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms and provisions hereof will not conflict with any agreement or other instrument to which the Investor is bound or any law, rule or regulation applicable to t Investor. This Agreement has been duly executed and delivered by the Investor and, executed and delivered by the Company, will constitute a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

           Section 2.2   Securities Act Representations and Warranties.
                         ---------------------------------------------

           (a) The Investor acknowledges that the Purchased Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, in reliance on exemptions from such registration for transactions not involving any public offering. Consequently, such Purchased Notes may not be sold or otherwise transferred, except in a transaction which is either registered under the Securities Act and applicable state securities laws, or exempt from or not subject to the registration requirements of the Securities Act and applicable state securities laws. Each Purchased Note shall bear the following legend:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS REGISTERED UNDER THE SECURITIES ACT, OR IN A TRANSACTION WHICH IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. ADDITIONALLY, THE TRANSFER OF THIS NOTE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THIS NOTE, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS NOTE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.

           (b) The Investor is subscribing to purchase the Purchased Notes solely for the Investor's own account, for investment, and not with a view to or for the resale, assignment, distribution, subdivision or fractionalization thereof. The Investor agrees not to resell the Purchased Notes without compliance with the terms of such securities, this Agreement, the Securities Act or any applicable state securities laws.


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           (c) The Investor is an "Accredited Investor" as that term is defined in Rule 501 under the Securities Act. In this connection, the Investor hereby confirms that the Investor falls within one or more of the following categories (please check all boxes that apply):

          __ The Investor is a natural person whose individual net worth or joint net worth with that person's spouse, at the time of his purchase, exceeds $1,000,000.

          __ The Investor is a natural person who had an individual. income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in this year.

          __   The Investor is a director or executive officer of the Company.

          X    The Investor is a corporation, business trust or partnership not
          --   formed for the specific purpose of acquiring the Purchased
               Shares, with total assets in excess of $5,000,000.

          __ The Investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Purchased Shares and whose purchase is directed by a sophisticated person.

          __ The Investor is an entity in which all of the equity owners are Accredited Investors.

           (d) The Investor has received and reviewed the Company's Private Placement Memorandum dated as of January 22, 2004 (the "Private Placement Memorandum"), with respect to the offering of the Purchased Notes.

           (e) The Investor alone, or together with the Investor's purchaser representatives, has the requisite knowledge and experience to assess the merits and risks relating to an investment in the Purchased Notes, and understands the risk of a loss of some or all of the amount which the Investor may invest in the Purchased Notes. The Investor has had an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms of the Purchased Notes and the financial condition and prospects of the Company, and to obtain any additional information and documents necessary to evaluate an investment in the Company. All documents, records and other materials pertaining to an investment in the Purchased Notes, which were requested by the Investor, have been made available or delivered to it.


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                                  ARTICLE III

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

           Section 3.1  Registration Rights Agreement.
                        -----------------------------

           (a) The Investor acknowledges that the Company has entered into a certain Registration Rights Agreement dated as of January 22, 2004 (the "Registration Agreement) for the benefit of the purchasers of the Notes and that the Investor has received and reviewed the terms of the Registration Rights Agreement (a copy of which is attached as an exhibit to the Private Placement Memorandum).

           (b) The Investor hereby acknowledges and agrees that the Investor will become a party to, and be bound by the terms of, the Registration Rights Agreement upon the sale of the Purchased Notes to the Investor. The Investor will thereafter perform all of the obligations imposed upon the Investor under the Registration Rights Agreement, including the indemnification and contribution obligations set forth in the Registration Rights Agreement..

                                   ARTICLE IV

                                  MISCELLANEOUS
                                  -------------

           Section 4.1 Assignability. This Agreement and the rights and obligations of the Investor under this Agreement shall not be assignable. or transferable by the Investor without the prior written consent of the Company. Any instrument purporting to make an assignment in violation of this Section 4.1 shall be void. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any Party shall bind and inure to the benefit of the successors and permitted assigns of such Party.

           Section 4.2 Costs and Expenses of the Parties. All costs and expenses incurred by, each Party in connection with the negotiation and consummation of this Agreement and the transactions contemplated hereby shall be borne by the Party so incurring such expenses.

           Section 4.3 Severability. If any one or more the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. In the case of any such invalidity, illegality or unenforceability, the Parties agree to use their commercially reasonable efforts to achieve the purpose of such provision by a new legally valid and enforceable stipulation.

           Section 4.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE PERFORMED FULLY WITHIN THE STATE OF NEW YORK.


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           Section 4.5 Consent to Jurisdiction. Each Party hereby irrevocably and unconditionally submits to the jurisdiction of the United States District Court for the southern District of New. York, or if such court does not have jurisdiction, .the appropriate state court sitting in New York, New York and irrevocably agrees that all actions or proceedings, arising out of or relating to this Agreement or the transactions contemplated hereby may be litigated in such court. Each Party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Party consents to process being served on such Party in any such action or proceeding by a copy thereof being mailed by registered or certified mail to such Party at the address set forth in Section 4.6 and that service shall be deemed to be completed upon the earlier of actual receipt and five business days after such copy shall have been posted to such address. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing contained in this Section 4.5 shall affect the right of any Party to serve legal process in any other manner permitted by law.

           Section 4.6 Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered by hand, by registered and certified mail (postage prepaid with return receipt requested) or by overnight courier service, in each case addressed as follows:

                If to the Company:   International Assets Holding Corporation
                                     220 East Central Park
                                     Suite 2060
                                     Altamonte Springs, Florida 32701

                If to the Investor:  See Schedule I

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Each such notice, request or communication shall be effective when so delivered by hand, on the fifth day following the date on which such communication is sent when delivered by registered and certified mail and on the first business day following the date on which such communication is sent when delivered by overnight courier service.

           Section 4.7 Amendment or Waiver. Except as expressly stated herein, neither this Agreement nor any terms hereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by all of the Parties or, in the case of a waiver, by the Party waiving compliance.


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           Section 4.8 Headings Descriptive. The headings of the Articles and
Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

           Section 4.9 Nouns and Pronouns. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

           Section 4.10 Equitable Relief. Each Party acknowledges and agrees that any violation by it of any provision contained in this Agreement shall cause the other Parties irreparable injury' not fully compensable by monetary damages and for which the non-breaching Party may not have adequate remedy at law. Accordingly, if any Party institutes an action or proceeding to enforce this Agreement, then such non-breaching Party shall be entitled to injunctive or other c relief as may be necessary or appropriate to enjoin, prevent or curtail any breach of Agreement, threatened or actual, without the posting of any bond or security. The foregoing be in addition to and without prejudice to such other rights as the non-breaching Party may have under this Agreement, at law or in equity.

           Section 4.11 Entire Agreement. This Agreement constitutes the entire and only agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, commitments or understandings, whether written or verbal, that the Parties hereto may have had with respect to the subject matter hereof, including any drafts of a term sheet relating to the transactions contemplated hereby.

           Section 4.12 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

           Section 4.13 WAIVER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.


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           IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                  COMPANY
                                  INTERNATIONAL ASSETS HOLDING CORPORATION


                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                  INVESTOR:


                                   Leucadia National Corporation
                                   ---------------------------------------------
                                   (Name of Subscriber)


                                   /s/ Joseph A. Orlando
                                   ---------------------------------------------
                                   (Signature)


                                     Vice President
                                    --------------------------------------------
                                    (Title - If Applicable)



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                       Schedule Ito Subscription Agreement
                       -----------------------------------
                    International Assets Holding Corporation
                    ----------------------------------------

NAME AND ADDRESS OF INVESTOR:
----------------------------

                                  INVESTOR:


                                   Leucadia National Corporation
                                   ---------------------------------------------
                                   (Name)


                                  Address:  315 Park Avenue South
                                            ------------------------------------
                                            New York, NY 10010
                                            ------------------------------------


                                    13-2615557
                                   ---------------------------------------------
                                   (Social Security Number or Tax Identification
                                    Number)


AMOUNT OF SUBSCRIPTION OFFER:
-----------------------------

Principal amount of Notes which the Investor offers to purchase: $5,000,000
                                                                  --------------
ACCEPTANCE OF SUBSCRIPTION:
---------------------------

           The Company hereby accepts the Subscription Offer of the Investor set forth in this Agreement for $5,000,000 in principal amount of the Notes.

                                    INTERNATIONAL ASSETS HOLDING CORPORATION


                                    By:
                                          --------------------------------------
                                          Its:
                                          Name:
                                          Date:




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